Exhibit 99.1

Encana expects 2017 plan to exceed forecasts shared at its Investor Day

Calgary, Alberta (January 4, 2017) TSX, NYSE: ECA

Encana delivered strong performance in the fourth quarter of 2016, and the company now expects that its 2017 plan will exceed forecasts previously shared at its Investor Day in October 2016.

The company plans to finalize its 2017 budget and issue guidance along with its 2016 fourth quarter and year-end results on February 16, 2017. Encana now expects to deliver a corporate margin of greater than $10 per barrel of oil equivalent (BOE) in 2017 based on price assumptions of $55.00 WTI and $3.00 NYMEX.

This corporate margin is up from an anticipated $8 per BOE that was outlined during Investor Day at the same price assumptions. This expected 25 percent improvement is a result of anticipated lower costs through the year and increased total volumes expected in the second half of 2017.

Encana anticipates production growth from its core four assets from the fourth quarter of 2016 to the fourth quarter of 2017 will be in the upper range of, or exceed, its previously indicated growth plan of 15 to 20 percent year-over-year.

This represents a strong start to the company’s five-year growth plan. Encana is well positioned for 2018 when it expects to grow its corporate margin to $13 per BOE (based on price assumptions of $55.00 WTI and $3.00 NYMEX) and grow production from its core four assets by over 30 percent from the fourth quarter of 2017 to the fourth quarter of 2018.

“Our performance gives us confidence that we can deliver one of the best value creation stories in our industry,” said Doug Suttles, Encana President & CEO. “We are one of, if not the highest performing and most efficient companies in each of our core four assets. Through our relentless focus on efficiency, we expect our total 2017 drilling and completion costs will be flat or down year-over-year despite inflation for some services.”

“We enter 2017 with a robust hedge position to protect cash flow and support our capital program,” added Suttles. “Our culture of innovation, operational capability and proven track record of capturing industry leading efficiencies differentiate Encana. We believe we will be one of the few companies that will combine corporate returns and growth.”

Building on its track record of innovation, industry leading performance and efficiency

Following the successful advancement of the five-year plan shared at its Investor Day in October 2016, Encana reached its projected 2017 operational activity and rig count levels in December 2016. The company has firmly established itself as an operational leader in each of its core four assets, including in the Permian and the Montney which are the two most active resource plays in North America. Encana is the only E&P company to hold large premium acreage positions in both the Permian and the Montney.

Encana remains focused on developing its premium return well inventory, targeting stacked pay zones and on continuing to be an operational leader in each of its core four assets in 2017. Recent operational highlights include:

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In the Permian, Encana is currently operating five horizontal rigs – four rigs in Midland County re-occupying the Davidson pad and one in Howard County. Four recent Midland County wells (two in the Wolfcamp A zone, one in Wolfcamp B and one in the Lower Spraberry), with an average lateral length of 8,650 feet, delivered an average 30-day initial production rate of 1,050 barrels of oil equivalent per day (BOE/d), including 815 barrels per day (bbls/d) of oil.

Encana Corporation

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In the Montney, Encana is currently running one rig in Pipestone. Four recent Pipestone wells, with an average lateral length of 9,000 feet, delivered an average 90-day initial production rate of 1,740 BOE/d, including 1,000 bbls/d of condensate. The company is ramping up activity in the Cutbank Ridge Partnership to prepare for the expected 2017 fourth quarter start-up of the two Veresen Midstream plants at Tower and Sunrise. Construction of both plants is on schedule and under budget.

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In the Eagle Ford, Encana is currently running two rigs. Two recent Karnes County Eagle Ford wells were completed with the company’s thin-fluid tight-cluster design. These wells, with an average lateral length of 4,700 feet, delivered an average 30-day initial production rate of 1,750 BOE/d, including 1,160 bbls/d of oil. Encana’s two Austin Chalk wells, with an average lateral length of 3,400 feet, delivered an average 90-day initial production rate of 1,800 BOE/d, including 1,550 bbls/d of oil.

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In the Duvernay, Encana is currently running four rigs targeting the Duvernay and one rig targeting the Montney zone which overlies the Duvernay zone in this area. Two recent Duvernay wells in the oil window, with an average lateral length of 10,150 feet, delivered an estimated 30-day initial production rate of 1,500 BOE/d, of which 1,000 bbls/d is being sold as condensate. Currently, Encana’s premium return inventory in the play does not include any locations in the oil window.

2017 risk management program

The combination of Encana’s multi-basin portfolio, 100 percent short-cycle capital program and robust hedge strategy uniquely positions the company to effectively manage risk.

Encana enters 2017 with a robust hedge position. As at December 22, 2016, Encana had hedged approximately 78,000 bbls/d of expected 2017 crude and condensate production using a variety of structures at an average price of $53.93 per barrel. In addition, the company has hedged about 862 million cubic feet per day (MMcf/d) of expected 2017 natural gas production using a variety of structures at an average price of $3.14 per thousand cubic feet (Mcf).

Encana Corporation

Encana is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing natural gas, oil and natural gas liquids (NGLs). By partnering with employees, community organizations and other businesses, Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

Non-GAAP measures

Certain measures referenced in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies. These measures have been provided for meaningful comparisons between current results and other periods and should not be viewed as a substitute for measures reported under U.S. GAAP. Non-GAAP measures include Cash Flow and Corporate Margin. Cash Flow is defined as cash from operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and cash tax on sale of assets. Corporate Margin is Cash Flow per BOE of production. Management believes these measures are useful to the company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are indication of the company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. For additional information relating to non-GAAP measures, see Encana’s most recent MD&A as filed on SEDAR and EDGAR.

ADVISORY REGARDING OIL AND GAS INFORMATION — The conversion of natural gas volumes to barrels of oil equivalent (“BOE”) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not

Encana Corporation

represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. 30-day IP and other short-term rates are not necessarily indicative of long-term performance or of ultimate recovery. Premium return well locations are locations with expected after tax returns greater than 35% at $50/bbl WTI and $3/MMBtu NYMEX.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation. FLS include: expectation that 2017 plan will exceed forecasts shared at Investor Day in October 2016; plans to finalize 2017 budget and issue guidance, including the timing thereof; the company’s five-year growth plan, including potential improvements in corporate margin and production, anticipated cost savings and timing thereof; expected corporate margins in 2017 and 2018; future growth in production, including from its core four assets, anticipated corporate returns and efficiencies, estimated well locations and returns therefrom; anticipated 2017 drilling and completions costs; increased activity for Cutbank Ridge Partnership; anticipated start-up, timing of completion and cost for Veresen Midstream plants; anticipated hedging and outcomes of risk management program, including amount of hedged production and capital deployment; expectation of efficiency and growth in comparison to peers; and projected activity levels, rig count levels and focus of drilling program.

Readers are cautioned against unduly relying on FLS which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or for results to differ materially from those expressed or implied. These assumptions include: assumptions contained in Encana’s corporate guidance, Investor Day presentation and in this news release; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; results from innovations; expectation that counterparties will fulfill their obligations under gathering, midstream and marketing agreements; access to transportation and processing facilities where Encana operates; effectiveness of Encana’s resource play hub model to drive productivity and efficiencies; enforceability of transaction agreements; and expectations and projections made in light of, and generally consistent with, Encana’s historical experience and its perception of historical trends, including with respect to the pace of technological development, the benefits achieved and general industry expectations.

Risks and uncertainties that may affect these business outcomes include: commodity price volatility; timing and costs of well, facilities and pipeline construction; ability to secure adequate product transportation and potential pipeline curtailments; business interruption and casualty losses or unexpected technical difficulties; counterparty and credit risk; fluctuations in currency and interest rates; risk and effect of a downgrade in credit rating, including below an investment-grade credit rating, and its impact on access to capital markets and other sources of liquidity; variability and discretion of Encana’s Board to declare and pay dividends, if any; the ability to generate sufficient cash flow to meet Encana’s obligations; failure to achieve anticipated results from cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; Encana’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities of natural gas and liquids from resource plays and other sources not currently classified as proved, probable or possible reserves or economic contingent resources, including future net revenue estimates; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential future lawsuits and regulatory actions made against Encana; risks associated with past and future divestitures of certain assets or other transactions or receive amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Encana may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Encana may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks and uncertainties impacting Encana’s business, as described in its most recent MD&A, financial statements and annual report, as filed on SEDAR and EDGAR.

Encana Corporation

Although Encana believes the expectations represented by such FLS are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. FLS are made as of the date of this news release and, except as required by law, Encana undertakes no obligation to update publicly or revise any FLS. The FLS contained in this news release are expressly qualified by these cautionary statements.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

Investor contact: Brendan McCracken Vice-President, Investor Relations (403) 645-2978 Patti Posadowski Sr. Advisor, Investor Relations (403) 645-2252	Media contact: Simon Scott Vice-President, Communications (403) 645-2526 Jay Averill Director, Media Relations (403) 645-4747

SOURCE: Encana Corporation

Encana Corporation

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